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                                                                EXHIBIT 23.3


                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Registration Statement of LDM Technologies, Inc. on Amendment No. 1 to Form S-4 of our report dated April 2, 1996, except as to the information presented in
Note 12 for which the date is January 22, 1997 on the financial statements of Molmec, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                                ARTHUR ANDERSEN LLP

Detroit, Michigan,
 March 20, 1997